SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 1, 2005

Date of Earliest Event Reported: July 29, 2005

NATIONAL MERCANTILE BANCORP

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-15982	95-3819685
(Commission File Number)	(I.R.S. Employer Identification No.)

1880 Century Park East, 8th Floor, Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 277-2265

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2005, National Mercantile Bancorp (the “Company”) entered into an indemnity agreement with William Douglas Hile, a non-employee director. Mr. Hile joined the Board of Directors in August of 2003, however, Mr. Hile did not enter into an indemnity agreement at that time due to administrative oversight. This indemnity agreement has the same terms as the indemnity agreements the Company has entered into with its other directors.

The Indemnity Agreement has been entered into between the Company and all of its directors and provides for, among other items and except to the extent prohibited by any limitations on indemnification under the California General Corporation Law which cannot be waived, the mandatory indemnification by the Company of any amount which a director is legally obligated to pay because of claims made against such person relating to his service as a director of the Company.

The description above of the indemnity agreement is not complete and is qualified in its entirety by the actual terms of the agreement, a form of which has been filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 1990.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL MERCANTILE BANCORP

Dated: August 1, 2005	By:	/s/ David R. Brown
David R Brown
Chief Financial Officer